Exhibit 99.1

CONTACT:	Investors:	Media:
	Douglas A. Fox, CFA	Tim Dreyer
	Vice President, Investor Relations	Manager, Public Relations
	and Treasurer	+1 847 793 5677
	+1 847 793 6735	tdreyer@zebra.com
dfox@zebra.com

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2009 First Quarter Financial Results

Vernon Hills, IL, May 5, 2009—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced net income of $9,352,000 or $0.16 per diluted share, for the first quarter of 2009, including $2,296,000 in exit, restructuring and integration costs which lowered diluted earnings by $0.02 per share. Net income for the first quarter of 2008 was $27,644,000, or $0.42 per diluted share. Net sales were $192,609,000 for the quarter that ended April 4, 2009, compared with $246,277,000 for the corresponding period a year ago.

“We moved aggressively to align costs with the lower demand levels to successfully navigate through the current environment,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, we continued to make the investments that maximize risk-adjusted returns and deliver increasing stockholder value. We bought back stock while maintaining our strong financial position. We also made further progress on our global supply chain and ERP implementation projects which will help improve customer service, lower costs further and drive greater organizational effectiveness. Later this year, we will introduce new products and solutions that will serve more customer needs. All of these initiatives position Zebra to extend its global leadership and accelerate earnings growth as business conditions improve.”

At April 4, 2009, Zebra had $189,311,000 in cash and investments, and no long-term debt. Net inventories were $101,248,000, and net accounts receivable were $137,176,000.

Discussion and Analysis

For the first quarter of 2009, compared with the first quarter of 2008:

•

Consolidated net sales were affected by the impact of declining global economic activity on business conditions. Sales declined on a comparable percentage basis in all of the company’s geographic regions, with the largest sales decline occurring in North America. Product mix also had an effect on sales, with larger sales declines among high performance and midrange tabletop printers. Unfavorable foreign exchange currency movements reduced first quarter sales by $6,739,000.

•

Gross profit margin of 44.6% versus 49.9% a year ago was principally affected by the lower sales volume, unfavorable product mix and unfavorable foreign exchange rates. These factors were partially offset by higher profitability in the company’s Zebra Enterprise Solutions group.

•

Operating expenses declined $11,926,000 as a result of cost-reduction actions taken in the second half of 2008, in addition to lower commissions and amortization of intangible assets, and a decline in exit, restructuring and integration costs.

•	The effective income tax rate of 32.0%, compared with 34.5% a year ago, reflects the effect of lower quarterly income and a higher proportion of permanent tax adjustments.

Stock Purchase Update

During the first quarter of 2009, the company repurchased 1,652,772 shares of Zebra Technologies Corporation Class A Common Stock. At the end of the first quarter, Zebra had 3,719,696 shares remaining in the company’s stock buyback authorization and 59,398,813 outstanding shares of common stock.

Second Quarter Outlook

Zebra announced its financial forecast for the second quarter of 2009. Net sales are expected within a range of $186,000,000 and $200,000,000. Diluted earnings per share are expected within a range of $0.12 and $0.20. This forecast includes expected exit and restructuring costs of $0.04 per diluted share.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2009. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2009 stated in the paragraph above captioned “Second Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. These factors also include the current credit crisis, capital markets volatility, and disruptions and overall worldwide deteriorating economic conditions that have been widely reported, as they may have adverse effects on Zebra, its suppliers and its customers. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs, including the effect of Zebra’s activities to transfer final assembly of its printers to a third-party manufacturer. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. In addition, the acquisitions of WhereNet, proveo, Navis and Multispectral Solutions have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2008.

Zebra Technologies Corporation helps its customers identify, track and manage assets, transactions and people with systems and solutions that improve business processes. Companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	April 4, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,699	$33,267
Restricted cash	1,556	1,639
Investments and marketable securities	58,071	85,654
Accounts receivable, net	137,176	152,679
Inventories, net	101,248	100,199
Deferred income taxes	11,719	11,679
Income taxes receivable	7,257	—
Prepaid expenses and other current assets	11,785	11,701

Total current assets	363,511	396,818

Property and equipment at cost, less accumulated depreciation and amortization	76,840	75,363
Long-term deferred income taxes	48,039	51,251
Goodwill	150,404	151,356
Other intangibles, net	63,916	66,359
Long-term investments and marketable securities	94,985	104,326
Other assets	5,134	5,405

Total assets	$802,829	$850,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,089	$38,152
Accrued liabilities	42,789	67,911
Deferred revenue	19,766	18,366
Income taxes payable	—	558

Total current liabilities	92,644	124,987
Deferred rent	4,702	4,903
Other long-term liabilities	10,847	10,250

Total liabilities	108,193	140,140

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	141,622	144,861
Treasury stock	(365,376)	(344,147)
Retained earnings	931,443	922,091
Accumulated other comprehensive loss	(13,775)	(12,789)

Total stockholders’ equity	694,636	710,738

Total liabilities and stockholders’ equity	$802,829	$850,878

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 4, 2009	March 29, 2008
Net sales	$192,609	$246,277
Cost of sales	106,800	123,362

Gross profit	85,809	122,915
Operating expenses (income):
Selling and marketing	22,676	28,553
Research and development	21,804	22,215
General and administrative	22,225	25,045
Amortization of intangible assets	2,634	4,514
Exit, restructuring and integration costs	2,296	3,234

Total operating expenses	71,635	83,561

Operating income	14,174	39,354

Other income (expense):
Investment income	1,178	2,405
Foreign exchange gain (loss)	(1,284)	700
Other, net	(317)	(254)

Total other income (expense)	(423)	2,851

Income before income taxes	13,751	42,205
Income taxes	4,399	14,561

Net income	$9,352	$27,644

Basic earnings per share	$0.16	$0.42
Diluted earnings per share	$0.16	$0.42

Basic weighted average shares outstanding	60,266	66,134
Diluted weighted average and equivalent shares outstanding	60,332	66,518

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	April 4, 2009	March 29, 2008
Cash flows from operating activities:
Net income	$9,352	$27,644
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,953	9,088
Stock-based compensation	3,167	3,417
Excess tax benefit from share-based compensation	—	(51)
Deferred income taxes	3,263	(3,553)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	13,018	(21,393)
Inventories	(1,400)	(3,834)
Other assets	(244)	1,256
Accounts payable	(6,539)	2,901
Accrued liabilities	(23,946)	7,085
Deferred revenue	2,544	2,745
Income taxes payable	(8,055)	12,534
Other operating activities	(327)	(5,635)

Net cash (used in) provided by operating activities	(1,214)	32,204

Cash flows from investing activities:
Purchases of property and equipment	(6,802)	(5,909)
Payments for patents and licensing arrangements	(425)	—
Purchases of investments and marketable securities	(57,473)	(190,530)
Maturities of investments and marketable securities	72,401	128,723
Sales of investments and marketable securities	22,583	78,156

Net cash provided by investing activities	30,284	10,440

Cash flows from financing activities:
Purchase of treasury stock	(28,593)	(24,600)
Proceeds from exercise of stock options and stock purchase plan purchases	1,168	667
Excess tax benefit from share-based compensation	—	51

Net cash used in financing activities	(27,425)	(23,882)

Effect of exchange rate changes on cash	(213)	(159)

Net increase in cash and cash equivalents	1,432	18,603
Cash and cash equivalents at beginning of period	33,267	38,211

Cash and cash equivalents at end of period	$34,699	$56,814

Supplemental disclosures of cash flow information:
Income taxes paid	$8,302	$2,471
Supplemental disclosures of non-cash transactions:
Purchase of treasury shares not paid in the first quarter of 2008	—	$9,153

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008	Percent Change	Percent of Net Sales
Hardware	$125,865	$180,181	(30.1)	65.3
Supplies	38,081	41,902	(9.1)	19.8
Service and software	25,925	25,180	3.0	13.5
Shipping and handling	1,368	1,802	(24.1)	0.7
Cash flow from hedging activities	1,370	(2,788)	NM	0.7

Total sales	$192,609	$246,277	(21.8)	100.0

Sales by Geographic Region

	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008	Percent Change	Percent of Net Sales
Europe, Middle East and Africa	$74,620	$95,509	(21.9)	38.7
Latin America	13,071	15,983	(18.2)	6.8
Asia-Pacific	19,409	25,639	(24.3)	10.1

Total international	107,100	137,131	(21.9)	55.6
North America	85,509	109,146	(21.7)	44.4

Total sales	$192,609	$246,277	(21.8)	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	April 4, 2009	March 29, 2008
Sales
Specialty Printing	$170,768	$224,752
Enterprise Solutions	21,841	21,525

Total	$192,609	$246,277
Cost of sales
Specialty Printing	97,096	112,814
Enterprise Solutions	9,704	10,548

Total	106,800	123,362

Gross profit	85,809	122,915
Operating expenses
Specialty Printing	39,673	50,333
Enterprise Solutions	15,496	18,040
Administrative and other	16,466	15,188

Total	71,635	83,561

Operating income	$14,174	$39,354

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	April 4, 2009	March 29, 2008
Total Printers Shipped	199,218	242,401
Average Unit Prices	$517	$614